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                                PROMISSORY NOTE

                                                            Dated:  May 12, 1997


                 ON DEMAND, FOR VALUE RECEIVED, the undersigned, NAPCO Security Systems, Inc. (the "Company"), a corporation formed under the laws of the State of Delaware, having its principal office located at 333 Bayview Avenue, Amityville, New York 11701, hereby promises to pay to the order of MARINE MIDLAND BANK (the "Bank") at its office at 534 Broad Hollow Road, Melville, New York 11747, or at such other place as the holder of this Promissory Note may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 ($2,500,000) DOLLARS, or so much as may be drawn on the Letter of Credit (as defined in the Reimbursement Agreement [hereinafter defined]) and such other amounts as may be owed to the Bank pursuant to the Loan Documents (as defined in the Reimbursement Agreement) including, but not limited to, the Bank's reasonable attorney's fees upon the occurrence of an Event of Default under the Reimbursement Agreement together with interest on the principal amount remaining unpaid hereunder from time to time from the date of any draw on the Letter of Credit until such principal amount has been paid in full. Any amount owed the Bank pursuant to this Promissory Note shall bear interest at a rate per annum equal to the Prime Rate plus three (3%) percent per annum in accordance with the terms herein and as set forth in the Reimbursement Agreement.

                 The interest rate shall be adjusted, without notice, as of the effective date of any change in the Prime Rate and shall be computed hereunder on the basis of a 360 day year for the actual number of days elapsed. "Prime Rate" shall mean that floating rate of interest per annum announced by the Bank from time to time as being the Bank's prime rate, which is a base for calculating interest on certain loans.

                 In no event shall the interest rate and charges herein or in the Reimbursement Agreement or other Loan Documents, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Bank has received interest and other charges in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the obligations arising under or in connection with this Promissory Note other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no indebtedness outstanding, the Bank shall refund such excess to the Borrower.

                 Capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to such terms in the standby letter of credit application and reimbursement agreement by and between the Company and the Bank dated as of May 12, 1997 (the "Reimbursement Agreement").





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                 Notwithstanding the foregoing, this Promissory Note is also intended to evidence the Letter of Credit fees, commissions and expenses of the Company to the Bank and any and all charges and expenses which the Bank may pay or incur relative to the draw on the Letter of Credit.

                 This Promissory Note is the Promissory Note (or Note) referred to in the Reimbursement Agreement and shall be entitled to the benefit of all security granted in the Loan Documents and all benefits thereof. The Loan Documents, among other things, contain provisions for payment of fees, charges and expenses and regarding the remedies of the Bank upon the occurrence of an Event of Default. The Loan Documents also contain representations, warranties, covenants and conditions, all of which are hereby made part of this Promissory Note to the same extent and with the same effect as if set forth herein at length. Without limiting the foregoing, this Promissory Note is secured by and the parties hereto are entitled to the benefits of that certain mortgage and security agreement, dated of even date herewith (the "Mortgage"), made by the Company to the Bank, encumbering, among other things, certain real property and improvements now or hereafter located on said real property, situate at 359 Bayview Avenue, a\k\a 333 Bayview Avenue, Amityville, New York 11701 in the Town of Babylon, County of Suffolk, State of New York, as more particularly described in the Mortgage ("Mortgaged Premises" or "Mortgaged Property"), and is executed and delivered pursuant to the Reimbursement Agreement, all of the covenants, conditions and agreements of the Mortgage and the Reimbursement Agreement being made a part hereof by this reference.

                 The holder of this Promissory Note at its option may extend the time for payment of this Promissory Note, postpone the enforcement hereof, or grant any other indulgences, without affecting or diminishing the holder's right to recourse against the Company or any endorsers, sureties or guarantors, which right is expressly reserved.

                 The Company and any endorsers, sureties and guarantors of this Promissory Note waive presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and, except as expressly set forth in the other Bank Documents, all other notices to which they may be entitled.

                 The terms and provisions hereof shall inure to the benefit of the Bank, and its successors and assigns and shall be binding upon the respective successors and assigns of the Company.

                 In the event the Bank, for any reason whatsoever, shall deem it necessary to refer this Promissory Note to an attorney for the enforcement thereof or any rights thereunder, by suit or


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otherwise or for the protection or preservation of any rights hereunder, there shall be due and owing reasonable attorneys' fees, together with all costs and expenses of any such action, and the Bank may take judgment for all such amounts.

                 This Promissory Note and the rights and obligations of the parties hereunder shall be governed and construed in accordance with the laws of the State of New York.





                 The Company agrees that any action or proceeding to enforce this Promissory Note or arising out of or related to this Promissory Note may be commenced in any State court of competent jurisdiction in Nassau, Suffolk or Kings County, New York, or in the United States District Court for the Eastern District of New York, and the Company consents and submits in advance to such jurisdiction and agrees that venue shall be proper in such courts on any such matter.

                 The Company acknowledges that this Promissory Note is and shall be effective upon its execution by the Company and delivery hereof to the Bank and it shall not be necessary for the Bank to execute any acceptance hereto or to otherwise signify or express its acceptance hereof.

                 THE COMPANY AGREES THAT ANY LITIGATION GROWING OUT OF ANY CONTROVERSY WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS PROMISSORY NOTE, THE AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO AND THERETO WILL BE TRIED BY A COURT BY A JUDGE SITTING WITHOUT A JURY. THE COMPANY CONFIRMS THAT THE FOREGOING WAIVER OF A TRIAL BY JURY IS INFORMED AND FREELY MADE.




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                 IN WITNESS WHEREOF, the Company has caused this Promissory
Note to be executed by it by its officer on the date first written above.


                                           NAPCO Security Systems, Inc.


                                  By:      /s/
                                           -----------------------------------
                                           Kevin Buchel
                                           Senior Vice President





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